Exhibit 10.14

RESTRICTED UNIT AGREEMENT

THIS RESTRICTED UNIT AGREEMENT (this “Agreement”) is made and entered into as of [______], 20[_] (the “Effective Date”), by and between CMI ACQUISITION, LLC, a Delaware limited liability company (the “Company”), and [_______], an individual (“Grantee”).

RECITALS

WHEREAS, Grantee is an employee, an officer or a manager of, or a consultant, advisor or other service provider to, the Company; and

WHEREAS, this Agreement is a written compensation contract within the meaning of Rule 701 under the Securities Act of 1933, as amended (the “Securities Act”), and the grant of Restricted Units (as defined in Section 1(a)) is intended to qualify for the exemption from registration under the Securities Act provided by Rule 701 except to the extent that such Restricted Units are granted to “accredited investors” (as defined in Rule 501(a) under the Securities Act).

AGREEMENT

NOW THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements hereinafter contained, the parties hereto do hereby agree as follows:

1.	Grant of Restricted Common Units.

(a) In reliance on the representations and warranties contained herein, and subject to all of the terms and conditions included herein and in the Amended and Restated Limited Liability Company Agreement of the Company, dated as of March 1, 2017 (as from time to time amended and/or restated, the “LLC Agreement”), the Company hereby grants to Grantee 2,336 Common Units, effective as of the Effective Date. Such Common Units are subject to the restrictions provided for in this Agreement and the LLC Agreement and are referred to collectively herein as the “Restricted Units” and, individually, as a “Restricted Unit.” The Restricted Units are being granted as additional consideration for services anticipated to be provided to the Company on or after the Effective Date.

(b) Grantee shall have all rights of a Common Unit Holder (as defined in the LLC Agreement) of the Company with respect to each Restricted Unit; provided, however, that all restrictions contained in this Agreement and the LLC Agreement shall apply to each Restricted Unit and to any other securities distributed with respect to each such Restricted Unit. Without the prior express written consent of the Company (which the Company may withhold or provide in the sole and absolute discretion of the Board of Managers of the Company (the “Board”)), Grantee shall not offer to sell or sell, transfer, assign, give or otherwise dispose of, pledge or encumber the Restricted Units or any part thereof, whether voluntarily or involuntarily, by operation of law or otherwise until such Restricted Units have vested in accordance with all terms and conditions of this Agreement. Regardless as to whether or not the Restricted Units have vested, the Restricted Units will remain subject to Section 4 hereof and the LLC Agreement. Each Restricted Unit shall remain restricted and subject to forfeiture to the Company unless and until such Restricted Unit has vested in Grantee in accordance with all of the terms and conditions of this Agreement. The Company may, in its sole discretion, retain custody of any certificate evidencing any Restricted Units throughout the period during which any restrictions are in effect and require, as a condition to issuing any such certificate, that Grantee tender to the Company an assignment separate from certificate duly executed in blank relating to such custody.

2. Vesting. Restricted Units shall vest in accordance with the terms and conditions of this Section 2. Upon the vesting of any Restricted Units, such vested Restricted Units will no longer be subject to forfeiture, but will continue to be subject to the provisions of the LLC Agreement. Grantee acknowledges and understands that, under certain circumstances described in the LLC Agreement, Grantee may be required to sell to the Company and/or other Persons (as defined in Section 26 hereof) all of the vested Restricted Units held by Grantee, upon the terms and subject to the conditions of the LLC Agreement.

(a) Restricted Units. The Restricted Units shall vest, or be subject to forfeiture, as provided in this Section 2(a). If Grantee has been subject to continuous Employment (as defined in Section 26) by the Company from the Effective Date through the date that is the one-year anniversary of the Effective Date (the “First Anniversary”) and the Restricted Units have not previously been forfeited under Section 3(a), then 100.0% of the Restricted Units shall vest on the First Anniversary.

(b) Vesting of Unvested Restricted Units on Change in Control. If there occurs a Change in Control (as defined in the Plan (as defined in Section 26) and, as used herein, a “Change in Control”), then all unvested Restricted Units, to the extent not previously forfeited under Section 3(a), shall vest immediately prior to the consummation of such Change in Control.

(c) If the Restricted Units have not previously been forfeited under Section 3(a), upon written notice to Grantee, the Board may declare any or all unvested Restricted Units vested, in whole or in part, in its sole discretion.

3.	Forfeiture; Repurchase Options.

(a)	Forfeiture.

(i) Events. If (i) Grantee’s Employment with the Company is terminated for any reason whatsoever, whether by the Company, on the one hand, or Grantee, on the other hand, whether with or without Cause (as defined in the Plan (as defined in Section 26) and, as used herein, a “Cause”), or voluntarily or involuntarily (including as a result of death or disability) or (ii) Grantee attempts to Transfer (as defined in the LLC Agreement and, as used herein, “Transfer”) any of the Restricted Units or Grantee’s rights under this Agreement, then all Restricted Units that have not previously vested shall immediately be forfeited by Grantee to the Company.

(ii) Effect of Forfeiture. Upon the forfeiture of any Restricted Units, Grantee (and Grantee’s heirs, successors and assigns) shall thereafter have no right, title or interest whatsoever in such forfeited Restricted Units and, if the Company does not have custody of any and all certificates representing such Restricted Units so forfeited, Grantee shall immediately return to the Company any and all certificates representing Restricted Units so forfeited. Additionally, upon execution of this Agreement, Grantee will deliver to the Company an assignment separate from certificate in the form of Exhibit A attached hereto, duly executed in blank relating to any and all certificates representing Restricted Units in order to enforce the forfeiture restrictions in the event the Restricted Units are forfeited to the Company in accordance with this Agreement. In the event of forfeiture, the Company will be authorized to deem such previously tendered assignment separate from certificate delivered, and the Company will be authorized to cancel any and all certificates representing Restricted Units so forfeited and issue and deliver to Grantee a new certificate for any Restricted Units which vested before forfeiture. Grantee will receive no payment from the Company in connection with the forfeiture of any Restricted Units or as a result of Grantee withdrawing or resigning as a Member (as defined in the LLC Agreement and, as used herein, “Member”) of the Company. If all Restricted Units granted hereunder have been forfeited, and Grantee owns no other Units of the Company, Grantee will be deemed to have withdrawn and resigned as a Member of the Company, with no further act required on the part of Grantee.

(b) Repurchase Options. Grantee acknowledges and agrees that the Grantee’s vested Restricted Units are subject to repurchase as provided in the LLC Agreement.

4. Limitations on Transfer. Grantee shall not Transfer the Restricted Units or any part thereof. Grantee agrees that any certificate representing the Restricted Units shall bear a legend regarding the restrictions contained in this Agreement and the LLC Agreement.

5. Representations and Warranties of Grantee. Grantee hereby represents and warrants to the Company that:

(a) Grantee has such knowledge and experience in financial and business matters that Grantee is capable of evaluating the merits and risks of the investment to be made by Grantee hereunder. Grantee understands and has taken cognizance of all the risk factors related to the investment in the Restricted Units.

(b) Grantee is acquiring the Restricted Units for Grantee’s own account for investment and not with any view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act.

(c) Grantee understands that (i) the Restricted Units have not been registered under the Securities Act or applicable state securities laws, in reliance on exemptions from registration under the Securities Act and applicable state securities laws, and (ii) no federal or state agency has made any finding or determination as to the fairness for investment, nor any recommendation or endorsement, of the Restricted Units.

(d) Grantee acknowledges and agrees that (i) except as expressly provided for in this Agreement, no representations or warranties have been made to Grantee by the Company, any member, manager, officer, agent, employee or Affiliate (as defined in Section 26) of the Company, or any other Persons with respect to Grantee’s investment in the Restricted Units, (ii) except for this Agreement and the LLC Agreement, there are no agreements, contracts, understandings or commitments between Grantee, on the one hand, and the Company, any member, manager, officer, agent, Grantee or Affiliate of the Company, on the other hand, with respect to Grantee’s investment in the Restricted Units, (iii) in entering into this transaction Grantee is not relying upon any information, other than that contained in the LLC Agreement, this Agreement and the results of Grantee’s own independent investigation, (iv) Grantee’s financial situation is such that Grantee can afford to hold the Restricted Units for an indefinite period of time, has adequate means for providing for Grantee’s current needs and personal contingencies, and can afford the eventuality that the Restricted Units may ultimately have no value, (v) the future value of the Restricted Units is speculative, and (vi) Grantee’s investment in the Restricted Units is subject to dilution by the issuance of additional Units by the Company and Grantee is not entitled to any preemptive, tag-along, information or other minority investor rights with respect to the Restricted Units, other than as expressly set forth in the LLC Agreement or as otherwise provided under applicable law.

(e) Grantee is fully informed and aware of the circumstances under which the Restricted Units must be held and the restrictions upon the resale of the Restricted Units under the Securities Act and any applicable state securities laws. Grantee understands that the Restricted Units have not been registered under the Securities Act and, therefore, cannot be sold unless they are registered under the Securities Act and any applicable state securities laws or unless an exemption from such registration is available, that the availability of an exemption may depend on factors over which Grantee has no control, that unless so registered or exempt from registration the Restricted Units may be required to be held for an indefinite period and that the reliance of the Company and others upon the exemptions from registration is predicated in part upon this representation and warranty. Grantee understands that an exemption from registration is not presently available pursuant to Rule 144 promulgated under the Securities Act, that there is no assurance that such exemption will ever become available to Grantee and that even if it were to become available, sales pursuant to Rule 144 would be limited in amount and could only be made in full compliance with the provisions of Rule 144.

(f) Grantee has received and reviewed the LLC Agreement, a copy of which is attached hereto as Exhibit B.

(g) Grantee has full authority to enter into this Agreement and the LLC Agreement and to perform Grantee’s obligations hereunder and thereunder. This Agreement has been, and the LLC Agreement, upon the execution and delivery of the counterpart signature page referred to in Section 22 below, will have been, duly and validly executed and delivered by Grantee and constitute and/or will constitute legal, valid and binding obligations of Grantee, enforceable against Grantee in accordance with their terms, subject, as to the enforcement of remedies, to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or other similar law of general application affecting creditors and general principles of equity. The execution, delivery and performance of this Agreement and the LLC Agreement does not and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which Grantee is a party or any judgment, order, decree or law to which Grantee is subject.

(h) Grantee understands that the Company’s agreement to grant Restricted Units to Grantee is predicated, in part, on the representations, warranties and covenants of Grantee contained herein.

6. Representations and Warranties of the Company. The Company hereby represents and warrants as of this date as follows:

(a) The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has the power and authority to own and operate its properties and to carry on its business.

(b) The execution, delivery and performance of this Agreement and the transactions contemplated hereby have been duly authorized by the Board. This Agreement has been duly and validly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject, as to the enforcement of remedies, to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or other similar law of general application affecting creditors and general principles of equity. The execution, delivery and performance of this Agreement does not and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which the Company is a party or which governs the Company or any judgment, order, decree or law to which the Company is subject.

(c) All consents, approvals, qualifications and/or registrations required to be obtained, if any, or effected, under applicable state securities or “Blue Sky” laws, in connection with the execution and delivery of this Agreement or the offer, issuance, sale or delivery of the Restricted Units to Grantee have been or will be effected as a condition of the grant of the Restricted Units.

7. Survival of Representations and Warranties; Indemnification. All representations and warranties contained herein shall survive the execution of this Agreement and the grant of the Restricted Units contemplated hereby. The Company, on the one hand, and Grantee, on the other hand, agrees to indemnify and hold harmless the other from any liability, loss or expense (including, without limitation, reasonable attorneys’ fees) arising out of the breach of any representation or warranty hereunder by him, her or it.

8. No Right of Continued Employment. Neither the grant of the Restricted Units nor anything contained in this Agreement shall give Grantee any right to continued Employment by the Company or to prohibit or restrict the Company from terminating Grantee’s Employment at any time or for any reason whatsoever, with or without Cause, notwithstanding the effect any such action may have on Grantee, this Agreement, the LLC Agreement or any Restricted Units that are or would otherwise be granted under this Agreement and notwithstanding that this Agreement is being entered into with respect to services anticipated to be provided to the Company on or after the Effective Date.

9. Tax Withholding. Grantee agrees that if the Company is required to withhold federal or state income taxes or other taxes upon the grant of the Restricted Units, the vesting of the Restricted Units or the related lapse of the forfeiture conditions, Grantee will promptly pay in cash upon demand to the Company such amounts as shall be necessary to satisfy such obligation.

10. Tax Consequences. The Company shall not be liable or responsible in any way for the tax consequences to Grantee relating to the grant, or vesting and related lapsing of any forfeiture conditions, of the Restricted Units hereunder. Grantee agrees that Grantee has been advised to seek and has had an opportunity to seek independent advice regarding, and that Grantee shall determine and be responsible for, any and all tax consequences to Grantee related to the grant, or vesting and related lapsing of any forfeiture conditions, of the Restricted Units, including the appropriateness of filing an election under Section 83(b) of the Internal Revenue Code. GRANTEE ACKNOWLEDGES THAT GRANTEE MAY FILE A SECTION 83(B) ELECTION AND THAT THE FILING OF SUCH ELECTION IS GRANTEE’S RESPONSIBILITY. THE SECTION 83(B) ELECTION FORM MUST BE FILED WITHIN 30 DAYS OF THE GRANT OF THE RESTRICTED UNITS. GRANTEE FURTHER ACKNOWLEDGES THAT GRANTEE (AND NOT THE COMPANY OR ANY OF ITS AGENTS) WILL BE SOLELY RESPONSIBLE FOR FILING SUCH FORM WITH THE INTERNAL REVENUE SERVICE, EVEN IF GRANTEE REQUESTS THE COMPANY OR ITS AGENTS TO MAKE THIS FILING ON GRANTEE’S BEHALF. If Grantee makes such an election, Grantee will promptly deliver a copy of such completed election form to the Company.

11. Additional or Substituted Securities. Any additional Common Units or other securities issued to Grantee in respect of Restricted Units hereunder as a result of any merger, consolidation, statutory share exchange, reorganization, recapitalization, reclassification, liquidation, combination, conversion, Public Offering (as defined in Section 26), dividend or distribution of securities of the Company on the Units of the Company, split or combination of the Units of the Company, extraordinary dividend, distribution or divestiture (including a spin-off), or other event or transaction resulting in the issuance of additional, or substitution of, securities to Grantee in respect of Restricted Units hereunder will be subject to the restrictions contained herein, will become Restricted Units (or securities restricted in the same manner as the Restricted Units).

12. Interpretation of this Agreement; Power of Committee. All decisions and interpretations made by the Board with regard to any question arising hereunder shall be binding and conclusive upon the Company and Grantee. Any action required or permitted to be taken by the Board hereunder may be taken by a committee of the Board.

13. Notices. All notices to a party under this Agreement shall be made as required by Section 13.01 of the LLC Agreement.

14. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and, except as otherwise expressly provided herein, their respective heirs, executors, administrators, representatives, successors and permitted assigns. This Agreement may not be assigned, transferred or otherwise disposed of by Grantee, whether voluntarily or involuntarily, by operation of law or otherwise, without the prior written consent of the Company except to the extent related to a transfer of Grantee’s Common Units to the extent permitted by, and in compliance with, this Agreement and the LLC Agreement.

15. Complete Agreement. This Agreement and the LLC Agreement contain the complete agreement among the parties hereto with respect to the grant of the Restricted Units and supersede all prior agreements and understandings among the parties hereto with respect thereto.

16. Partial Invalidity. If any term or provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable. This Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision has never comprised a part hereof, and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. In lieu of such illegal, invalid or unenforceable provisions there shall be added automatically as a part hereof a provision as similar in terms and economic effect to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

17. Waivers. No waiver of any provision of this Agreement is valid unless in writing and signed by the party against whom or which enforcement is sought and any such waiver is effective only in the specific instance described and for the purpose for which the waiver was given. The failure of any party to this Agreement to insist upon or enforce strict performance by any other party to this Agreement of any provision of this Agreement shall not be construed as a waiver or relinquishment of such right or related remedy.

18. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule.

19. Venue; Remedies. Any controversy, dispute or claim arising out of or relating to this Agreement, any breach or alleged breach hereof, the making of this Agreement or fraud in the inducement, the transactions contemplated hereby, any modification or extension of this Agreement or affecting this Agreement shall be resolved by a state or federal court sitting in Hennepin County, Minnesota, and the parties hereto hereby consent to the jurisdiction of such courts. The parties hereto acknowledge and agree that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that the Company may obtain specific performance and/or injunctive relief in order to enforce or prevent any violation of the provisions of this Agreement. Each party will be entitled to enforce his, her or its rights under this Agreement specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in his, her or its favor. In the event of any dispute involving the terms of this Agreement, the prevailing party shall be entitled to collect reasonable legal fees and expenses from the other parties to the dispute.

20. Review of this Agreement. Grantee confirms that Grantee has carefully reviewed this Agreement and the LLC Agreement and understands the terms and conditions of each such agreement. Grantee further confirms that Grantee has consulted with legal counsel, or had ample opportunity to consult with legal counsel, representing Grantee concerning this Agreement, the LLC Agreement and any other agreements between or among Grantee and the Company and any of its present or prospective unitholders, members, managers, officers and/or employees.

21. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which shall constitute but one instrument. Facsimile or PDF attachment transmission of an executed counterpart of this Agreement shall be deemed to constitute due and sufficient delivery of such counterpart, and such facsimile or PDF attachment signatures shall be deemed original signatures for purposes of the enforcement and construction of this Agreement.

22. Joinder to LLC Agreement. Contemporaneously herewith, Grantee has executed and delivered a counterpart signature page to the LLC Agreement.

23. Confidentiality. Grantee recognizes and acknowledges that Grantee has, and will acquire additional, knowledge of Confidential Information (defined below) and that such information constitutes valuable, special and unique property of the Company. Grantee will not, at any time (whether during or after Grantee’s Employment with the Company), divulge, furnish or make accessible to anyone or use in any way (other than in the ordinary course of the business of the Company) any Confidential Information. Grantee acknowledges that the Confidential Information is material to the value of the Company, and is unique, and agrees that disclosure thereof in violation of this Agreement may irreparably damage the Company. For purposes of this Agreement, “Confidential Information” means information, not generally known, and proprietary to the Company or to a third party for whom or which the Company is performing work, including, without limitation, information concerning any patents or trade secrets, confidential or secret designs, processes, formulae, source codes, plans, devices or material, research and development, proprietary software, analysis, techniques, materials or designs (whether or not patented or patentable), directly or indirectly useful in any aspect of the business of the Company, any vendor names, customer and supplier lists, databases, management systems and sales and marketing plans of the Company, any confidential secret development or research work of the Company, or any other confidential information or proprietary aspects of the business of the Company. All information which Grantee acquires or becomes acquainted with during the period of Grantee’s Employment, whether developed by Grantee or by others, which Grantee has a reasonable basis to believe to be Confidential Information, or which is treated by the Company as being Confidential Information, shall be presumed to be Confidential Information. Both during and after Grantee’s Employment, Grantee will refrain from any acts or omissions that would reduce the value of such knowledge or Confidential Information to the Company. The Company shall have the right to obtain specific performance in the case of any breach of this Section 23. Notwithstanding any language in this Agreement to the contrary, neither Grantee nor Grantee shall be held liable under any United States federal or state trade secret law for disclosure of a trade secret that is made: (i) in confidence to a United States federal, state or local government official or to an attorney solely for the purpose of reporting or investigating a suspected violation of law; (ii) in a complaint or other document filed in a lawsuit or other proceeding if such filing is made under seal; or (iii) to Grantee’s or Grantee’s attorney if Grantee files a lawsuit for retaliation for reporting a suspected violation of the law, or made in such court proceeding, if the individual files any documents containing the trade secret under seal and does not disclose the trade secret except pursuant to court order. Nothing in this Agreement is intended to conflict with 18 U.S.C. § 1833(b) or create liability for disclosures of trade secrets that are expressly allowed under the aforementioned statute.

24. Know-How and Trade Secrets. All know-how and trade secret information conceived or originated by Grantee or any related material or information shall be the property of the Company, and all rights therein are by this Agreement assigned to the Company. Grantee acknowledges that all original works of authorship that are made by Grantee, either alone or jointly with others, within the scope of Grantee’s Employment with the Company and which are protectable by copyright are “works made for hire,” pursuant to the United States Copyright Act (17 U.S.C. § 101).

25. Spousal Consent. If married, Grantee has contemporaneously herewith caused Grantee’s spouse to execute and deliver to the Company the Consent of Spouse attached hereto as Exhibit C. If no Consent of Spouse has been executed and delivered to the Company on the Effective Date, Grantee represents and warrants that Grantee is not married and no person has or will have a marital or community property interest in the Restricted Units. If Grantee gets married after the Effective Date, Grantee will cause Grantee’s spouse to execute and deliver to the Company a Consent of Spouse in the form attached hereto as Exhibit C.

26. Certain Defined Terms. As used in this Agreement, the following capitalized terms shall have the following respective meanings:

“Affiliate” has the meaning set forth in the LLC Agreement.

“Employment” means a Grantee’s relationship with the Company as an employee, officer, director, manager, consultant, advisor or other service provider of the Company. Grantee’s Employment will be considered terminated for purposes of this Agreement at such time that all of Grantee’s relationships with the Company giving rise to Grantee’s Employment have terminated for any reason whatsoever (i.e., the termination, for any reason whatsoever, of such Grantee’s employment with the Company and/or the termination, for any reason whatsoever, of such Grantee’s service as an officer, director, manager, consultant, advisor or other service provider of the Company. For the avoidance of doubt, the definition of Employment contained herein is to be used solely for purposes of this Agreement and not for any other purpose and does not, and shall not be deemed to, in any manner confer any additional rights or benefits on Grantee, and the determination as to whether or not Grantee is an employee for any purpose other than this Agreement shall not be made by any reference to, and shall not be based upon, the definition of Employment contained herein.

“Equity Securities” means, with respect to any Person, any shares of stock of, or partnership or membership interests or other ownership or beneficial interests in, such Person, in each case outstanding at any time.

“Person” has the meaning set forth in the LLC Agreement.

“Plan” means the CMI Acquisition, LLC 2017 Option Incentive Plan (as amended and/or restated from time to time).

“Public Offering” means an underwritten public offering and sale of the Company’s securities pursuant to an effective registration statement under the Securities Act.

27. 701 Plan. The Restricted Units are intended to qualify under Rule 701 of the Securities Act as a compensatory benefit plan.

* * * * *

IN WITNESS WHEREOF, the parties hereto have duly executed this Restricted Unit Agreement as of the day and year first above written.

CMI ACQUISITION, LLC

By:
Its:

GRANTEE:

Name (Printed):